EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           GENERAL COMMUNICATION, INC.


                  The following are the Restated Articles of Incorporation of General Communication, Inc., adopted by the Board of Directors of that corporation by a unanimous vote at a meeting held on January 30, 1998, and are executed by that corporation through its president and its secretary and verified by its secretary. These Restated Articles of Incorporation correctly set forth, without change, all of the operative provisions of the Articles of Incorporation as amended up to that time, and these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.

                                    ARTICLE I

                  The name of the corporation is General Communication, Inc. ("Corporation").


                                   ARTICLE II

                  The duration of this Corporation shall be perpetual.


                                   ARTICLE III

                  The Corporation is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under the Alaska Corporations Code (AS 10.06).


                                   ARTICLE IV


                  (a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred eleven million shares divided into the following classes:

                           (i) One  hundred  million  shares  of  Class A Common
                               Stock;




RESTATED ARTICLES OF INCORPORATION (1998)                              Page 1
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                           (ii) Ten million shares of Class B Common Stock; and

                           (iii) One million shares of Preferred Stock.

                  (b) Each share of Class A Common Stock shall be identical in all respects with the Class B Common Stock, except that each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held, and each holder of Class B Common Stock shall be entitled to ten votes for each share of such stock held.

                  (c) The Board of Directors is authorized, subject to limitations prescribed by law and to the provisions of this Article IV, to provide for the issuance of Preferred Stock from time to time in one or more series with such distinctive serial designations, rights, preferences and limitations of the shares of each such series as the Board of Directors shall establish. The authority of the Board of Directors with respect to each series shall, to the extent allowed by law, include the authority to establish and fix the following:

                           (i) the number of shares initially constituting the series and the distinctive designation of that series;

                           (ii) The extent, if any, to which the series shall have voting rights, whether none, full, fractional or otherwise limited, subject, however, to the limitation that at the time of creation of any particular series of Preferred Stock, the voting rights, if any, of that particular series of Preferred Stock, plus the total voting rights then authorized for all other Preferred Stock, shall not exceed five percent of the aggregate voting rights of all Class A Common Stock and Class B Common Stock issued and outstanding at that time;

                           (iii) Whether entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of the same or any other class or classes of stock of the Corporation;

                           (iv) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of its assets;

                           (v) Whether the shares have conversion privileges and, if so, the terms and conditions of such conversion privileges, including provision, if any, for adjustment of the conversion rate and for payment of



RESTATED ARTICLES OF INCORPORATION (1998)                              Page 2
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         additional  amounts by holders of  Preferred  Stock of that series upon exercise of such conversion privileges;

                           (vi) Whether or not the shares of that series shall be redeemable, and, if so, the price at and the terms and conditions upon which such shares shall be redeemable, and whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (vii) That the Corporation, through a resolution adopted by its Board of Directors, may agree that, upon the occurrence and during the continuation of an event of noncompliance by the Corporation as defined in the terms of an agreement under which
         Preferred Stock or a series of Preferred Stock is issued and outstanding, the then holders of the issued and outstanding shares of that stock will have the exclusive right to elect additional directors to the Board of Directors, and each director so elected will thereupon become an additional director of the Corporation, and the authorized directors of the Corporation will thereupon be automatically increased by the number of added directors; provided that under no circumstances will the right granted through this Article IV to so elect additional directors extend beyond two additional directors at any one time;

                           (viii)  That the  Corporation,  through a  resolution
         adopted by its Board of Directors, may agree with the holders of Preferred Stock issued or to be issued and outstanding that, without the consent of the holders of at least two-thirds of the number of shares of that Preferred Stock, the Corporation will not: (A) effect any changes in the rights, privileges or preferences of that Preferred Stock; (B) create, designate or issue any class or series of senior securities (any class or series of capital stock of the Corporation ranking senior to that Preferred Stock) or parity securities (any class or series of capital stock entitled to receive payment of dividends on a parity with that Preferred Stock or entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with that Preferred Stock), in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution, or winding up of the affairs of the Corporation; or (C) approve any other action with respect to which, under applicable law, the vote of the holders of that Preferred Stock as a separate series or class is required; and such consents will either be given in writing or by vote at a meeting called for that purpose at which the holders of that Preferred Stock will vote as a series or class; and





RESTATED ARTICLES OF INCORPORATION (1998)                              Page 3
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                           (ix)   Such   other    preferences    and    relative
         participating, optional or other special rights, and qualifications, limitations or restrictions thereof.


                  (d) Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may, at any time thereafter, authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series, provided that such number shall not be reduced to less than the number of shares of such series then issued and outstanding.

                  (e) The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but in all other respects the shares of each series shall be of equal rank with each other, regardless of series. All Preferred Stock of any one series shall be identical in all respects, except as to the dates from which dividends shall be cumulative, if such dividends are provided.

                  (f) Except as may be determined by the Board of Directors of the Corporation pursuant to paragraph (c) of this Article IV with respect to the Preferred Stock, and except as otherwise expressly required by the laws of the state of Alaska, as then in effect, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall vote with the holders of voting shares of the Preferred Stock, if any, as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation.

                  (g) Except as otherwise expressly required by law, any and all rights, titles, interests and claims in or to any dividends declared by the Corporation whether in cash, stock or otherwise, which are unclaimed by the shareholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

                  (h) Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. To exercise the conversion option, a holder of Class B shares must deliver the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank, to the Secretary of the Corporation, and at the same time, notify the Secretary in writing of such holder's desire to so convert and instruct the Secretary as to the number of shares he or she wishes converted. Upon receipt by the Secretary of the foregoing certificates and instructions, the Corporation shall cause to be issued to the holder of the




RESTATED ARTICLES OF INCORPORATION (1998)                              Page 4

Class B Common Stock one share of Class A Common Stock for each share of Class B Common Stock requested to be converted, issuing and delivering to such holder certificates for shares of Class A Common Stock issued upon such conversion and all shares of Class B Common Stock remaining unconverted, if any, represented by such certificates. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding shall, from time to time, be set aside and reserved for issuance upon conversion of Class B Common Stock. Class A Common Stock shall not be convertible into Class B Common Stock.

                  (i) At each election for directors, every shareholder entitled to vote at such election will have the right to vote in person or by proxy, the number of shares owned by that shareholder for as many persons as there are directors to be elected and for whose election that shareholder has a right to vote, and such a shareholder will not be allowed to cumulate that shareholder's votes.

                  (j) The Corporation will have the power to redeem and otherwise buy back a portion or all of any or all classes or series of shares of its stock as allowed by law, including AS 10.06.325, and as the Board of Directors, in its sole discretion, will deem advisable.


                                    ARTICLE V


                  (a) The governing body of this Corporation shall be a Board of Directors. The number of directors shall be determined in the manner provided in the Bylaws of the Corporation; provided, however, that the number of directors shall not be less than three nor more than twelve.

                  (b) Upon the establishment of the Board of Directors of the Corporation as having three or more members ("Class Date"), that board will be divided into three classes: Class I, Class II and Class III. Each such class will consist, as nearly as possible, of one-third of the whole number of the Board of Directors. Directors in office on the Class Date will be divided among such classes and in such manner, consistent with the provisions of this Article V, as the Board of Directors may determine by resolution. The initial Class I directors so determined shall serve until the next annual meeting of stockholders of the Corporation following such date. The initial Class II directors so determined shall serve until the second annual meeting of stockholders of the Corporation following such date. The initial Class III directors so determined shall serve until the third annual meeting of stockholders of the Corporation following such date. In the case of each such class, such directors shall serve, subject to their earlier death, resignation or removal in accordance with these Articles of Incorporation, the Bylaws of the Corporation and the laws of the State of Alaska, until their respective




RESTATED ARTICLES OF INCORPORATION (1998)                              Page 5
successors shall be elected and shall qualify. At each annual meeting of stockholders after the date of such filing, the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third succeeding annual meeting of stockholders after their election and, subject to their earlier death, resignation or removal in accordance with these Articles of Incorporation, the Bylaws of the Corporation and the laws of the State of Alaska, until their respective successors shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among such classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class. Any vacancy occurring on the Board of Directors caused by death, resignation, removal or otherwise, and any newly created directorship resulting from an increase in the number of directors on that Board, may be filled by the directors then in office, although such directors are less than a quorum, or by the sole remaining director. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and, subject to that director's earlier death, resignation or removal in accordance with these Articles of Incorporation, the Bylaws of the Corporation and the laws of the State of Alaska, until that director's successor shall be duly elected and shall qualify.

                  (c) The Corporation shall have the power to issue and sell any stock, in exchange for such consideration (whether cash, services, assets or stock of or any interest in any business, or any other property, real or personal, whatsoever) as the Board of Directors, in its sole discretion, shall deem advisable. Any stock so issued or sold by the Corporation shall be deemed fully paid and non-assessable.


                                   ARTICLE VI


                  The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.


                                   ARTICLE VII


                  No shareholder of the Corporation shall have any preemptive right to subscribe for, purchase or receive, or to be offered the opportunity to subscribe for, purchase or receive, any part of any shares of stock of the Corporation of any class, whether now or hereafter authorized and whether unissued shares or not, at any time issued or sold by the Corporation, or any part of any options, warrants, rights, bonds,



RESTATED ARTICLES OF INCORPORATION (1998)                              Page 6
debentures or other evidences of indebtedness or any other securities of the Corporation convertible into, exchangeable or exercisable for, or otherwise entitling the holder thereof to purchase or receive, any such shares. Any and all of such shares, options, warrants, rights, bonds, debentures or other evidences of indebtedness or other securities of the Corporation convertible into, exchangeable or exercisable for, or otherwise entitling the holder thereof to purchase or receive, any such shares may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by applicable law, and to such person or persons, as the Board of Directors in its absolute discretion may deem advisable.


                                  ARTICLE VIII


                  The Corporation shall indemnify, to the full extent permitted by, and in the manner permissible under, the laws of the State of Alaska and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee or agent of this Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The foregoing provisions of this Article VIII will be deemed to be a contract between this Corporation and each director and officer who serves in such capacity at any time while this Article VIII is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any statement of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such statement of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of this Article VIII.


                                   ARTICLE IX

                  As of the date of these Restated Articles of Incorporation, the Corporation had no alien affiliates.


                                    ARTICLE X

                  Only the Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal any provision or all of the Bylaws of this Corporation, to the exclusion of the outstanding shares of the Corporation.





RESTATED ARTICLES OF INCORPORATION (1998)                              Page 7

                                   ARTICLE XI

                  By the affirmative vote of at least 75% of the directors, the Board of Directors may designate an Executive Committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation. Subject to limitations provided by the laws of the State of Alaska, said committee shall have the power to perform or authorize any act that could be done or accomplished by the majority action of all the directors of the Corporation. The Board of Directors may by resolution establish other committees than an Executive Committee and shall specify with particularity the powers and duties of any such committees.


                                   ARTICLE XII

                  Notwithstanding the Corporation's incorporation prior to the effective date of the Alaska Corporations Code, the Corporation elects to be governed by the provisions of the Alaska Corporations Code not otherwise applicable to it because the Corporation existed at the effective date of that code and, in particular, the voting provisions of AS 10.06.504 - 10.06.506 of that code pertaining to the procedure to amend articles of incorporation and class voting on amendments to those articles.


                  IN WITNESS WHEREOF, the Corporation through its corporate officers hereby executes these Restated Articles of Incorporation of General Communication, Inc. on this 12th day of February, 1998.

                                                     GENERAL COMMUNICATION, INC.



                                                     By:   /s/
                                                              Ronald A. Duncan
                                                              President



                                                     By:   /s/
                                                              John M. Lowber
                                                              Secretary




RESTATED ARTICLES OF INCORPORATION (1998)                              Page 8

STATE OF ALASKA            )
                           ) ss.
THIRD JUDICIAL DISTRICT    )

                  BEFORE ME, the undersigned authority, personally appeared JOHN
M. LOWBER, who, first by me being duly sworn, deposes and states that he is the secretary of General Communication, Inc., that he has read the above and foregoing RESTATED ARTICLES OF INCORPORATION OF GENERAL COMMUNICATION, INC. and knows the contents therein; and that each and all of said facts and matters are true and correct to the best of his information and belief.



                                       /s/
                                 John M. Lowber




                  SUBSCRIBED AND SWORN to before me this 12th day of February, 1998.


                                       /s/
                                      Notary Public in and for Alaska
                                      My Commission Expires: January 17, 2001




RESTATED ARTICLES OF INCORPORATION (1998)                              Page 9

                    WOHLFORTH, ARGETSINGER, JOHNSON & BRECHT
                           A PROFESSIONAL CORPORATION
JULIUS J. BRECHT                                                    TELEPHONE
CHERYL RAWLS BROOKING                                            (907) 276-6401
CYNTHIA L. CARTLEDGE
BARBARA J. DREYER                 ATTORNEYS AT LAW
ROBERT M. JOHNSON
BRADLEY E. MEYEN             900 WEST 5TH AVENUE, SUITE 600         FACSIMILE
KENNETH E. VASSAR                                                (907) 276-5093
ERIC E. WOHLFORTH            ANCHORAGE, ALASKA 99501-2048



    OF COUNSEL
PETER ARGETSINGER



                                 March 16, 1998



John M. Lowber                                                Via Hand-Delivery
Senior Vice President and
  Chief Financial Officer
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

         Re: Restated Certificate of Incorporation and Replacement Certificate of Amendment for General Communication, Inc.; Our File No. 0618.0201

Dear John:

         As we discussed in our telephone conversation of this date, please find enclosed the following documents:

         1. Restated Certificate of Incorporation for General Communication, Inc., dated February 27, 1998;

         2. Restated Articles of Incorporation of General Communication, Inc. filed for record, February 27, 1998; and

         3. Certificate of Amendment for General Communication, Inc. dated December 12, 1997.

         The Restated Certificate of Incorporation and the accompanying Restated Articles of Incorporation with the date stamp of February 27, 1998 by the Alaska Department of Commerce and Economic Development are in response to the filing by the Company through my letter dated February 26, 1998. The Restated Certificate of Incorporation and the accompanying Restated
Articles of Incorporation should reflect the current restatement of the Articles of Incorporation of the Company. The Restated Certificate of Incorporation and the accompanying Restated Articles of Incorporation should be held in the Company's corporate file.

John M. Lowber
Senior Vice President and Chief Financial Officer
General Communication, Inc.
Re:  Restated Certificate of Incorporation and Replacement
         Certificate of Amendment for General Communication, Inc.
March 16, 1998
Page 2


         The enclosed Certificate of Amendment has been executed by the Department to replace a previous certificate issued on the same date (December 12, 1997), but with the caption "Certificate of Amended and Restated Articles." That is, the previous certificate was misnamed and the enclosed Certificate of Amendment is properly named for the action that was taken by the Department on December 12, 1997. The enclosed Certificate of Amendment should be placed in the Company's corporate files as reflecting the action taken by the Company on its Articles of Incorporation. The prior document entitled "Certificate of Amended and Restated Articles" dated December 12, 1997 is in error and no longer is valid. An appropriate notation should be made on that certificate to indicate that it has no effect and is replaced by the Certificate of Amendment dated December 12, 1997.

         I have been in contact with Fred Walker to alert him to the need to include the restated Articles of Incorporation of the Company as an exhibit to the Company's Form 10-K for the year ended December 31, 1997. A copy of those Restated Articles of Incorporation are being sent to Fred directly via e-mail for inclusion in that Form 10-K.

         Should you have any questions regarding the enclosures, please contact me.

                                                        Sincerely,

                                                        WOHLFORTH, ARGETSINGER,
                                                        JOHNSON & BRECHT


                                                        /s/
                                                        Julius J. Brecht
JJB/neb

Enclosure(s)

cc:      Fred Walker